                                                Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-281978) and Form S-8 (No. 333-280704) of HealthEquity, Inc. of our report dated March 17, 2026 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, UT
March 17, 2026